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As filed with the Securities and Exchange Commission on March 6, 2009
Registration No. 333-__________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             PULASKI FINANCIAL CORP.
   (exact name of registrant as specified in its certificate of incorporation)

          MISSOURI                                       43-1816913
(state or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                              12300 OLIVE BOULEVARD
                            ST. LOUIS, MISSOURI 63141
                                 (314) 878-2210
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


              PULASKI FINANCIAL CORP. 2006 LONG-TERM INCENTIVE PLAN
                           (Full Title of the Plan(s))
                   -------------------------------------------

GARY W. DOUGLASS                                        COPIES TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER                   PAUL M. AGUGGIA, ESQ.
PULASKI FINANCIAL CORP.                                 ERIC S. KRACOV, ESQ.
12300 OLIVE BOULEVARD                                   KILPATRICK STOCKTON LLP
ST. LOUIS, MISSOURI  63141                              607 14TH STREET, N.W.
(314) 878-2210                                          WASHINGTON, DC 20005
(Name, address, including zip code, and telephone       (202) 508-5800
number, including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE

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   Title of each Class                               Proposed Maximum       Proposed Maximum        Amount of
     Securities to be           Amount to be        Offering Price Per     Aggregate Offering      Registration
        Registered              Registered(1)              Share                 Price(3)               Fee
----------------------------------------------------------------------------------------------------------------
        Common Stock
      $0.01 Par Value           500,000 Shares(2)          $5.40                $2,700,000              $107
================================================================================================================
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(1)  Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Pulaski Financial Corp. 2006 Long-Term Incentive Plan (rhe "2006 Plan")
     as he result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Registrant pursuant to 17 C.F.R. ss.
     230.416(a).
(2)  Represents an additional number of shares to be reserved or available for issuance upon the exercise of stock options or upon the granting of stock-based awards under the 2006 Plan.
(3)  Estimated solely to calculate the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the
     "Securities Act"), the price per share is estimated to be $5.40 based upon the average of the high and low prices of the Registrant's common stock,
     $0.01 par value per share as reported on the Nasdaq Global Select Market on March 3, 2009.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SS.230.462.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                EXPLANATORY NOTE

         The contents of the previously filed Registration Statement for Pulaski Financial Corp. dated July 20, 2006 (Registration No. 333-135895), are hereby incorporated by reference. This registration statement is being filed to register 500,000 additional shares of Pulaski Financial Corp. common stock for the Pulaski Financial Corp. 2006 Long-Term Incentive Plan.

ITEM 8.   LIST OF EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

         5 Opinion of Kilpatrick Stockton LLP, Washington, DC, as to the legality of the Common Stock registered hereby.

         10.1     Pulaski Financial Corp. 2006 Long-Term Incentive Plan.(1)

         10.2     Pulaski Financial Corp. Stock-Based Deferred Compensation
                  Plan.(2)

         10.3     Form of Non-Statutory Stock Option Agreement.(3)

         23.1 Consent of Kilpatrick Stockton LLP (contained in the opinion included as Exhibit 5).

         23.2     Consent of KPMG LLP.

         24       Power of Attorney is located on the signature pages.


-----------------------
(1) Incorporated by reference to Appendix A in the Company's definitive proxy statement filed with the SEC on December 30, 2005.
(2) Incorporated by reference to Exhibit 10.9 in the Company's Annual Report on Form 10-K filed with the SEC on December 13, 2005.
(3) Incorporated by reference to Exhibit 10.3 in the Company's Registration Statement on Form S-8 filed with the SEC on July 20, 2006.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Pulaski Financial Corp. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on February 5, 2009.

                            PULASKI FINANCIAL CORP.


                            By:  /s/ Gary W. Douglass
                                 -----------------------------------------------
                                 Gary W. Douglass
                                 President, Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Gary W. Douglass and Ramsey K. Hamadi as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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      Name                               Title                                              Date
      ----                               -----                                              ----
/s/ Gary W. Douglass                     President, Chief Executive Officer             February 5, 2009
-------------------------------          and Director
Gary W. Douglass                         (principal executive officer)

/s/ Ramsey K. Hamadi                     Chief Financial Officer                        February 5, 2009
-------------------------------          (principal financial and
Ramsey K. Hamadi                         accounting officer)

/s/ Stanley J. Bradshaw                  Chairman of the Board                          February 5, 2009
-------------------------------
Stanley J. Bradshaw


/s/ William M. Corrigan, Jr.             Director                                       February 5, 2009
-------------------------------
William M. Corrigan, Jr.


/s/ William A. Donius                    Director                                       February 5, 2009
-------------------------------
William A. Donius

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/s/ Leon A. Felman                       Director                                       February 5, 2009
-------------------------------
Leon A. Felman


/s/ Michael R. Hogan                     Director                                       February 5, 2009
-------------------------------
Michael R. Hogan


/s/ Timothy K. Reeves                    Director                                       February 5, 2009
-------------------------------
Timothy K. Reeves


/s/ Steven C. Rogers                     Director                                       February 5, 20099
-------------------------------
Steven C. Rogers


/s/ Lee S. Wielansky                     Director                                       February 5, 2009
-------------------------------
Lee S. Wielansky

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EXHIBIT INDEX
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 EXHIBIT NO.    DESCRIPTION                                       METHOD OF FILING
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
      5         Opinion of Kilpatrick Stockton LLP                Filed herewith.
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     10.1       Pulaski Financial Corp. 2006 Long-Term            Incorporated herein by reference.
                Incentive Plan
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     10.2       Pulaski Financial Corp. Stock-Based Deferred      Incorporated herein by reference.
                Compensation Plan
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     10.3       Form of Non-Statutory Stock                       Incorporated herein by reference.
                Option Agreement

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     23.1       Consent of Kilpatrick Stockton LLP                Contained in Exhibit 5 hereof.

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     23.2       Consent of KPMG LLP                               Filed herewith.

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     24         Power of Attorney                                 Located on the signature page.

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